As filed with the Securities and Exchange Commission on August 4, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	3845	36-4787690
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
642 Newtown Yardley Road, Suite 100
Newtown, Pennsylvania 18940
(215) 944-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dane C. Andreeff
Interim President and Chief Executive Officer
Helius Medical Technologies, Inc.
642 Newtown Yardley Road, Suite 100
Newtown, Pennsylvania 18940
(215) 944-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Phillip D. Torrence, Esq. Honigman LLP 650 Trade Centre Way, Suite 200 Kalamazoo, Michigan 49002 (269) 337-7700	Charles Phillips, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $7,950,000 in additional (i) shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), (ii) warrants to purchase shares of Common Stock (“Public Warrants”), (iii) pre-funded warrants (together with the Public Warrants, the “Warrants”) and (iv) shares of Common Stock issuable upon exercise of the Warrants. The contents of the Registration Statement on Form S-1 (Registration No. 333-266107), as amended, including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on August 4, 2022, are incorporated by reference in this Registration Statement.

Item 16.   Exhibits and Financial Statement Schedules.
Exhibit Number	Description
5.1*	Opinion of Honigman LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Honigman LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Form S-1 Registration Statement (Registration No. 333-251804), filed by Helius Medical Technologies, Inc. on December 30, 2020).
107*	Filing Fee Table

*
Filed herewith.

**
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of Pennsylvania, on August 4, 2022.
Helius Medical Technologies, Inc.
By:
/s/ Dane C. Andreeff

Dane C. Andreeff
President, Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Dane Andreeff Dane Andreeff	President, Chief Executive Officer (Principal Executive Officer) and Director	August 4, 2022
/s/ Jeffrey S. Mathiesen Jeffrey S. Mathiesen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 4, 2022
* Edward M. Straw	Director	August 4, 2022
* Sherrie Perkins	Director	August 4, 2022
* Paul Buckman	Director	August 4, 2022
* Blane Walter	Director	August 4, 2022
*By: /s/ Dane Andreeff Attorney-in-fact